UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 18, 2007
Date of report (Date of earliest event reported)

Hawkins, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 East Hennepin Avenue
Minneapolis, MN	55413
(Address of principal executive offices)	(Zip Code)

Telephone Number: 612-331-6910
(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Hawkins, Inc. (the “Company”) approved changes to the annual cash bonus arrangement for the named executive officers (the “Officers”) of the Company.  These changes are effective for the second six months of fiscal 2008, beginning October 1, 2007.

Bonuses will continue to be assessed and paid twice each year with 60% of the bonus opportunity based on the first six months of the fiscal year and 40% based on the last six months. This split reflects the Company’s historical business cycle.

For the Chief Executive Officer and the Chief Financial Officer, performance will be based 80% on Company financial performance and 20% on individual objectives.  For the Vice President of the Water Treatment Group, the Vice President of the Industrial Group, and the Vice President of the Pharmaceutical Group, performance will be based 40% on overall Company financial performance, 40% on respective business unit performance and 20% on individual objectives.  The Committee established a six-month Company financial performance target based on income before taxes and six-month business unit performance targets based on unit profitability.  The Committee also established a set of individual objectives for each Officer.

The bonus opportunity for the Officers is based on the following percentages of base salary for the applicable six-month period:

Position	Threshold Bonus	Target Bonus	Maximum Bonus
CEO	48%	60%	120%
Other Officers	28–32%	35–40%	70–80%

No bonus payments will be made unless the threshold level of 80% of the respective performance target is achieved.  Performance between 80% and 100% of the applicable target will be rewarded with the same percentage of the target bonus (e.g., 85% of performance target will lead to an award of 85% of the target bonus).  Performance between 100% and 120% of the respective target will be rewarded on a linear scale from 100% of the target bonus for exactly meeting the performance target to 200% of the target bonus for exceeding the performance target by 20% (e.g., 105% of performance target will lead to an award of 125% of the target bonus).  Performance over 120% of the applicable performance target will not result in any additional bonus payments. Each Officer must be employed by the Company at the end of the applicable period in order to receive a cash bonus payout for that period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2007

HAWKINS, INC.

By	/s/ Marvin E. Dee
Marvin E. Dee
Vice President, Chief Financial Officer, Secretary and Treasurer